SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------

                        NOVACARE EMPLOYEE SERVICES, INC.
               (Exact name of issuer as specified in its charter)

               DELAWARE                                   23-2866146
      (State or other jurisdiction                     (I.R.S. Employer
           of incorporation                           Identification No.)
           or organization)
                                   ----------

                              2621 Van Buren Avenue
                         Norristown, Pennsylvania 19403
                                 (610) 650-4700
                    (Address of principal executive offices)
                                   ----------

                        NOVACARE EMPLOYEE SERVICES, INC.
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)
                                   ----------

                                 LOREN J. HULBER
                      President and Chief Executive Officer
                        NovaCare Employee Services, Inc.
                              2621 Van Buren Avenue
                         Norristown, Pennsylvania 19403
                                 (610) 650-4700
                      (Name, address and telephone number,
                   including area code, of agent for service)
                                   ----------

                                    Copy to:
                             MARIE L. MARTINO, Esq.
                                 NovaCare, Inc.
                             1016 West Ninth Avenue
                       King of Prussia, Pennsylvania 19406
                                   ----------

        Approximate date of commencement of proposed sale to the public:
                        As soon as practicable after the
                    Registration Statement becomes effective.
                                   ----------

                         CALCULATION OF REGISTRATION FEE

===============================================================================

                                    Proposed        Proposed
   Title of                          maximum         maximum        Amount of
 securities to      Amount to        offering       aggregate     registration
 be registered    be registered  price per share  offering price       fee
 -------------    -------------  ---------------  --------------  ------------
  Common Stock      1,625,000         $9.12       $14,820,000.00    $4371.90
($.01 par value)
===============================================================================

                               Page 1 of 10 pages

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

            The Company hereby states that (i) the documents listed in (a), (b) and (c) below are incorporated by reference in this Registration Statement and
(ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

            (a) The Company's Prospectus dated November 11, 1997 filed on Form S-1.

            (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997.

            (c) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A, filed on November 10, 1997.


Item 4.     Description of Securities.

            Not applicable.


Item 5.     Interests of Named Experts and Counsel.

            The legality of the securities registered hereunder has been passed upon by Marie L. Martino, Esq., an employee of the Company. Ms. Martino, as of February 27, 1998 owned directly options to purchase 30,000 shares of the Company's Common Stock.

Item 6.     Indemnification of Directors and Officers.

            Under the provisions of Article SIXTH of the Certificate of Incorporation of the Company, the Company is required to indemnify a director or officer of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he is or is threatened to be made a party, by reason of the fact that he is or was such a director, officer, employee or agent of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, and to pay the expenses of such officer or director in advance of the final disposition of such proceeding, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

            Under the provisions of Article ELEVENTH of the Certificate of Incorporation of the Company, a director of the Company shall not have personal liability to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except as otherwise provided by the laws of the State of Delaware.

            The Company maintains indemnity insurance for its officers and directors, insuring them against (i) expenses incurred by them in any proceeding and (ii) any liabilities asserted against them in their capacities as officers and/or directors of the Company.


Item 7.     Exemption from Registration Claimed.

            Not applicable.


Item 8.     Exhibits.

            The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.


Item 9.     Undertakings.

            The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              POWER OF ATTORNEY

            The Registrant and each person whose signature appears below hereby appoints Loren J. Hulber and Marie L. Martino as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norristown and Commonwealth of Pennsylvania on the 27th day of February, 1998.

                                    NOVACARE EMPLOYEE SERVICES, INC.


                                    By /s/ Loren J. Hulber
                                       ---------------------------------
                                           Loren J. Hulber
                                           President and Chief
                                           Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                     Title




By                                   Director,
   --------------------------------  Chairman of the Board      __________, 1998
        E. Martin Gibson



By /s/ Loren J. Hulber               Director, President and   February 27, 1998
   --------------------------------  Chief Executive Officer
       Loren J. Hulber



By /s/ Thomas D. Schubert            Sr. Vice President, and   February 27, 1998
   --------------------------------  Chief Financial and
       Thomas D. Schubert            Accounting Officer

By /s/ Harvey V. Fineberg, MD, PhD   Director                  February 27, 1998
   -------------------------------
       Harvey V. Fineberg, MD, PhD



By /s/ John H. Foster                Director                  February 27, 1998
   --------------------------------
      John H. Foster


By /s/ Timothy E. Foster             Director                  February 27, 1998
   --------------------------------
       Timothy E. Foster



By /s/ Stephen E. O'Neil             Director                  February 27, 1998
   --------------------------------
       Stephen E. O'Neil

                            INDEX TO EXHIBITS


Number               Description of Exhibit                   Page

4(i)           -  Certificate of Incorporation of
                  the Company (Incorporated by
                  reference to Exhibit 3(a) to
                  Registration Statement on
                  Form S-1 No. 333-35071)                      --

4(ii)          -  By-Laws of the Company
                  (Incorporated by reference to
                  Exhibit 3(b) to Registration
                  Statement on Form S-1
                  No. 333-35071)                               --

4(iii)         -  1997 Stock Option Plan (Incorporated
                  by reference to Exhibit 4(a) to
                  Registration Statement on Form S-1
                  No. 333-35071)                               --

4(iv)          -  Amendment No. 1 to the 1997
                  Stock Option Plan, dated as
                  of November 24, 1997
                  (Incorporated by reference to
                  Exhibit 4(a) to the Company's
                  Quarterly Report on Form 10-Q
                  for the quarter ended
                  December 31, 1997)                           --

5              -  Opinion of Marie L. Martino, Esq.             8

23(i)          -  Consent of Price Waterhouse                   9

23(ii)         -  Consent of Marie L. Martino, Esq.            10

24             -  Power of Attorney (See "Power
                  of Attorney" in the Registration
                  Statement)                                   --